Exhibit 10.16

GUARANTY AND COLLATERAL AGREEMENT

dated as of

March 31, 2008

among

HUGHES TELEMATICS, INC.,

THE SUBSIDIARIES OF HUGHES TELEMATICS, INC. IDENTIFIED HEREIN

and

MORGAN STANLEY & CO. INCORPORATED,

as COLLATERAL AGENT

Schedules

Schedule I	Guarantors
Schedule II	Pledged Stock; Pledged Debt
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims
Schedule V	Deposit Accounts
Schedule VI	Securities Accounts
Schedule VII	Schedule of Legal Names, Etc.
Schedule VIII	Persons Holding Collateral; Locations of Collateral
Schedule IX	Filing Offices
Exhibits
Exhibit I	Form of Supplement
Exhibit II	Form of Deposit Account Control Agreement
Exhibit III	Form of Securities Account Control Agreement
Exhibit IV	Form of Grant of Security Interest in United States Trademarks
Exhibit V	Form of Grant of Security Interest in United States Patents
Exhibit VI	Form of Grant of Security Interest in United States Copyrights
Exhibit VII	Form of Uncertificated Securities Control Agreement

GUARANTY AND COLLATERAL AGREEMENT (this “Agreement”) dated as of March 31, 2008, among HUGHES TELEMATICS, INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower from time to time party hereto (whether as original signatories or as additional parties as contemplated by Section 7.14 hereof) identified herein and MORGAN STANLEY & CO. INCORPORATED, as collateral agent for the Lenders and the other Secured Creditors (as defined below) as party to the Credit Agreement described below (in such capacity, the “Collateral Agent”.

Reference is made to the Credit Agreement dated as of March 31, 2008 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto from time to time, the Collateral Agent and Morgan Stanley Senior Funding, Inc., as Administrative Agent. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Guarantors (defined below) are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Credit Agreement; UCC. Except as provided in the immediately succeeding sentence, capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined in this Agreement) and not defined in this Agreement have the meanings specified therein.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Adjusted Net Worth” of any Guarantor at any time, shall mean the greater of (x) $0 and (y) the amount by which the fair saleable value of such Guarantor’s assets on the date of the respective payment hereunder exceeds its debts and other liabilities (including contingent liabilities, but without giving effect to any of its obligations under this Agreement or any other Credit Document).

“Agreement” means this Guaranty and Collateral Agreement, as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Capital Lease” means, as applied to any Grantor, any lease of any property by that Grantor as lessee which is accounted for as a capital lease on the balance sheet of that Grantor.

“Capitalized Lease Obligations” of any Grantor means all obligations under Capital Leases of such Grantor.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Contract Rights” shall mean all rights of any Grantor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” with respect to any Grantor, shall mean all contracts, agreements, instruments and indentures, including Licenses, in any form and portions thereof, to which such Grantor is a party or under which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

“Contributing Party” has the meaning assigned to such term in Section 6.02.

“Control” shall mean (i) in the case of each Deposit Account, “control”, as such term is defined in Section 9-104 of the New York UCC, (ii) in the case of any Securities Account, “control” as such term is defined in Section 8-106 of the New York UCC, and (iii) in the case of any Commodity Account, “control”, as such term is defined in section 9-106 of the New York UCC.

“Control Agreements” means, collectively, the Deposit Account Control Agreements and the Securities Account Control Agreements.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Copyrights” means copyrights, including any United States or foreign copyright now or hereafter owned by any Grantor, including any registrations of any copyrights in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office by any Grantor and including the copyrights and copyright applications listed on Schedule III annexed hereto.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement in this Agreement.

“Credit Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of, premium, if any, and interest on the Notes, if any, issued by, and the Loans made to, the Borrower under the Credit Agreement and (y) all other obligations (including, without limitation, obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower to the Lenders under each Credit Document to which the Borrower is a party (including, without limitation, indemnities, fees and interest thereon (including, without limitation, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with each such Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions, covenants and agreements contained in all such Credit Documents.

“Deposit Account Control Agreement” means an agreement substantially in the form annexed hereto as Exhibit II or such other form as is reasonably satisfactory to the Collateral Agent and the Borrower establishing Collateral Agent’s Control with respect to any Deposit Account.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the New York UCC.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“Foreign Subsidiary” means any corporation, partnership, limited liability company or other business entity (i) which is organized under the laws of a jurisdiction other than a state of the United States or the District of Columbia and (ii) of which securities or other ownership interests representing more than 50% of the equity, more than 50% of the ordinary voting power, more than 50% of the general partnership interests or more than 50% of the limited liability company membership interests are, at the time any determination is being made, owned directly by the applicable Grantor.

“Grantors” means the Borrower and each Guarantor.

“Guaranteed Party” shall mean the Borrower and each Subsidiary of the Borrower party to any Interest Rate Protection Agreement or Other Hedging Agreement with one or more Lenders or any affiliate thereof.

“Guarantors” means (a) the Subsidiaries of Borrower identified on Schedule I and (b) each other direct or indirect Subsidiary of Borrower that becomes a party to this Agreement as a Guarantor after the Closing Date.

“Indemnitee” shall have the meaning assigned to such term in Section 7.03(b).

“Intellectual Property” shall mean and include the following: (a) Copyrights; (b) domain names, including all internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest; (c) Trademarks; (d) Patents; and (e) trade secrets, including any secretly held proprietary existing engineering or other data, information, production procedures and other secretly held proprietary know-how relating to the design manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of any products or business of any Grantor worldwide whether written or not.

“Investment Property” means a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement pertaining to Intellectual Property to which any Grantor is a party.

“Limited Liability Company Interests” means all right, title and interest in each limited liability company, including, without limitation:

(A) all its capital therein and its interest in all profits, income, surpluses, losses, LLC Assets and other distributions to which such Grantor shall at any time be entitled in respect of such LLC Interests;

(B) all other payments due or to become due to such Grantor in respect of LLC Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such LLC Interests;

(D) all present and future claims, if any, of such Grantor against any such limited liability company for monies loaned or advanced, for services rendered or otherwise;

(E) all of such Grantor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Grantor relating to such LLC Interests, including any power to terminate, cancel or modify any such limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Grantor in respect of such LLC Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any LLC Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

“LLC Assets” shall mean all assets of a limited liability company, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned by any Grantor or represented by any LLC Interest.

“LLC Interests” shall mean the entire limited liability company membership interest at any time owned by any Grantor in any limited liability company.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) Credit Document Obligations and (b) the Other Obligations.

“Other Obligations” means all obligations (including, without limitation, obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including, without limitation, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective Interest Rate Protection Agreements or Other Hedging Agreements, whether or not such interest is an allowed claim in any such proceeding) owing by the Borrower to a Lender under such Interest Rate Protection Agreements or Other Hedging Agreements, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all of the terms, conditions, covenants and agreements contained therein.

“Other Creditor” means any Lender or any affiliate thereof, together with such Lender’s or affiliate’s successors and assigns (even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason), who has from time to time entered into one or more Interest Rate Protection Agreements and/or Other Hedging Agreements with a Credit Party.

“Partnership Assets” shall mean all assets of a partnership, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned by any Grantor or represented by any Partnership Interest.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Grantor in any general partnership or limited partnership.

“Partner Interests” means all Partnership Interests owned by such Grantor from time to time and all of its right, title and interest in each partnership, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

(A) all its capital therein and its interest in all profits, income, surpluses, losses, Partnership Assets and other distributions to which such Grantor shall at any time be entitled in respect of such Partnership Interests;

(B) all other payments due or to become due to such Grantor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D) all present and future claims, if any, of such Grantor against any such partnership for monies loaned or advanced, for services rendered;

(E) all of such Grantor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Grantor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Grantor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any rights in any Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor rights in any Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means patents of the United States or the equivalent thereof in any other country, including any patent in or to which the any Grantor now or hereafter have any right, title or interest therein, and any divisions, reissues, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent now or hereafter made by any Grantor, whether in the United States or any other jurisdiction and including the patents and patent applications listed on Schedule III annexed hereto.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any Governmental Authority.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Proceeds” has the meaning specified in Section 9-102 of the New York UCC.

“Secured Creditors” means (a) the Lenders, (b) the Collateral Agent, (c) the Administrative Agent and each other Agent, (d) each Other Creditor and (e) the successors and permitted assigns of each of the foregoing.

“Securities Account Control Agreement” means an agreement substantially in the form annexed hereto as Exhibit III or an agreement in a form that is reasonably satisfactory to the Collateral Agent and the Borrower establishing the Collateral Agent’s Control with respect to any Securities Account.

“Security Interest” has the meaning assigned to such term in Section 4.01(a).

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means trademarks and service marks and all goodwill connected with the use thereof and symbolized thereby, including all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by any Grantor including any registration or application for registration of any trademarks and service marks now held or hereafter acquired by any Grantor, which are registered or filed in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or any equivalent foreign office or agency, as well as any unregistered trademarks and service marks used by any Grantor and any trade dress including logos, designs, fictitious business names and other business identifiers or indicia of origin used by such Grantor, and including the trademarks and trademark applications listed on Schedule III annexed hereto.

“Voting Equity Interests” of any Person shall mean all classes of Equity Interests of such Person entitled to vote.

ARTICLE II

Guaranty

Section 2.01. Guaranty. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Creditors, and to the Secured Creditors the prompt and complete payment and performance when due and payable (whether at the stated maturity, by acceleration or otherwise) of all Obligations of the Borrower and each other Credit Party.

(b) Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Agreement) hereby confirms that it is its intention that the guaranty made by the Guarantors not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Agreement) hereby irrevocably agrees that the Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, not constitute a fraudulent transfer or conveyance for purposes of such laws.

(c) Each Guarantor agrees that the Obligations guaranteed by it hereunder may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty contained in this Article II or affecting the rights and remedies of the Collateral Agent or any other Secured Creditor hereunder.

(d) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any other Secured Creditor from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder (other than by, and only to the extent of, but without prejudice to Section 2.04, reducing the amount of Obligations guaranteed hereunder) which Guarantor shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of any of the Obligations), remain liable for the Obligations guaranteed by it hereunder up to the maximum liability of such Guarantor hereunder until (but subject to Section 2.04 in the case of following clause (i)) the earlier to occur of (i) the first date on which all the Loans and all other Obligations then due and owing, are paid in full in cash and the Total Commitment has been terminated or (ii) the release of such Guarantor from this Agreement in accordance with the express provisions of Section 7.13(b) hereof.

Section 2.02. Amendments, etc. with respect to the Obligations. To the maximum extent permitted by law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Creditor may be rescinded by the Collateral Agent or such other Secured Creditor and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, subordinated, waived, surrendered or released by the Collateral Agent or any other Secured Creditor, and the Credit Agreement and the other Credit Documents and any other documents executed and delivered in connection therewith may be amended, waived, modified, supplemented or terminated, in whole or in part, in accordance with their respective terms, as the Collateral Agent (or the Required Lenders under the Credit Agreement, or the applicable Lenders(s), as the case may be) and, to the extent required by applicable law or the terms of the Credit Documents, the Borrower, from time to time, and any collateral security, guaranty or right of offset at any time held by the Collateral Agent or any other Secured Creditor for the payment of any of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Obligations or for the guaranty contained in this Article II or any property subject thereto, except to the extent required by applicable law.

Section 2.03. Guaranty Absolute and Unconditional. (a) Each Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Collateral Agent or any other Secured Creditor upon the guaranty contained in this Article II or acceptance of the guaranty contained in this Article II; each of the Obligations, and any obligation contained therein, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Article II; and all dealings between the Borrower and any of the other Credit Parties, on the one hand, and the Collateral Agent and the other Secured Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Article II. Each Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Borrower or any of the other Credit Parties with respect to any of the Obligations. Each Guarantor understands and agrees, to the extent permitted by law, that the guaranty contained in this Article II shall be construed as a continuing, absolute and unconditional guaranty of payment and not of collection. Each Guarantor hereby waives, to the maximum extent permitted by applicable law, any and all defenses that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the Credit Agreement or any other Credit Document, any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Creditor, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower or such Guarantor against the Collateral Agent or any other Secured Creditor, (c) any change in the time, place, manner or place of payment or any amendment, waiver or increase in any of the Obligations in accordance with the terms of the documentation evidencing the same, (d) any exchange, taking, or release of Collateral, (e) any change in the structure or existence of any of the Borrower or any of its Subsidiaries (except in connection with any release permitted by Section 7.13 hereof or any other liquidation, merger or dissolution permitted by the Credit Agreement), (f) any application of Collateral to any of the Obligations (except to the extent the same constitutes, subject to Section 2.04, a discharge and satisfaction of the Obligations), (g) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Obligation or the rights of the Collateral Agent or any other Secured Creditor with respect thereto, including, without limitation: (i) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of any currency (other than Dollars) for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice, (ii) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction, (iii) any expropriation, confiscation, nationalization or requisition by such country or any Governmental Authority that directly or indirectly deprives the Borrower or any other Credit Party of any assets or their use, or of the ability to operate its business or a material part thereof, or (iv) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (i), (ii) or (iii) above (in each of the cases contemplated in clauses (i) through (iv) above, to the extent occurring or existing on or at any time after the date of this Agreement), or (h) any other circumstance whatsoever (other than payment in full in cash of the Obligations (other than inchoate indemnity obligations) guaranteed by it hereunder) (with or without notice to or knowledge of the Borrower or any other Credit Party) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Credit Party for its Obligations, or of such Guarantor under the guaranty contained in this Article II, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any other Secured Creditor may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guaranty for the Obligations guaranteed by such Guarantor hereunder or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Creditor against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(b) Each Guarantor hereby acknowledges and affirms that it understands that to the extent the Obligations are secured by Real Property located in the State of California, such Guarantor shall be liable for the full amount of the liability hereunder notwithstanding foreclosure on such Real Property by trustee sale or any other reason impairing such Guarantor’s or any Secured Creditors’ right to proceed against any Borrower, any other Guaranteed Party or any other guarantor of the Obligations.

(c) Each Guarantor hereby waives (to the fullest extent permitted by applicable law) all rights and benefits under Section 580a, 580b, 580d and 726 of the California Code of Civil Procedure. Each Guarantor hereby further waives (to the fullest extent permitted by applicable law), without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to such Guarantor under Sections 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 of the California Civil Code.

(d) Until the Obligations (other than inchoate indemnity obligations) have been paid in full in cash, each Guarantor waives its rights of subrogation and reimbursement and any other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including, without limitation, (1) any defenses such Guarantor may have to this Guaranty by reason of an election of remedies by the Secured Creditors and (2) any rights or defenses such Guarantor may have by reason of protection afforded to the Borrower or any Guaranteed Party pursuant to the antideficiency or other laws of California limiting or discharging such Borrower’s or such other Guaranteed Party’s indebtedness, including, without limitation, Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. In furtherance of such provisions, each Guarantor hereby waives all rights and defenses arising out of an election of remedies by the Secured Creditors, even though that election of remedies, such as a non-judicial foreclosure, destroys such Guarantor’s rights of subrogation and reimbursement against any Borrower or any other Guaranteed Party by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

Section 2.04. Reinstatement. The guaranty of any Guarantor contained in this Article II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations guaranteed by such Guarantor hereunder is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any other Credit Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any other Credit Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 2.05. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent, for the benefit of the Secured Creditors, without set-off, counterclaim or other defense and on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

Section 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Credit Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder and agrees that none of the Collateral Agent or the other Secured Creditors will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Pledge of Securities

Section 3.01. Pledge. As security for the payment or performance, as applicable, in full of the Obligations, each Grantor hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Creditors, a security interest in, all of such Grantor’s right, title and interest in, to and under (a) the Equity Interests of any Person (including, without limitation, the Borrower and each Subsidiary) owned by it on the date hereof or at any time thereafter acquired by it, and in all certificates at any time representing any such Equity Interests, and any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, such Grantor while this Agreement is in effect (collectively, the “Pledged Stock”); provided that the Pledged Stock shall not include any of the outstanding capital stock of a Foreign Subsidiary in excess of 65% of the voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote; (b) all debt securities and promissory notes held by, or owed to, such Grantor (whether the respective issuer or obligor is the Borrower, any of its Subsidiaries or any other Person) on the Effective Date or at any time thereafter, and all securities, promissory notes and any other instruments evidencing the debt securities or promissory notes described above (collectively, the “Pledged Debt”); (c) all Limited Liability Company Interests; (d) all Partnership Interests; (e) all Securities (and all options and warrants to purchase securities), owned or held by such Grantor from time to time; (f) all Financial Assets and Investment Property owned by such Grantor from time to time; (g) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 3.01; (h) all Security Entitlements owned by such Grantor from time to time in any and all of the foregoing; (i) subject to Section 3.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a), (b) and (c) above; (j) subject to Section 3.05, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (k) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (j) above being collectively referred to as the “Pledged Collateral”).

Section 3.02. Delivery of the Pledged Collateral. (a) Each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Pledged Stock and the Pledged Debt in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank. Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Stock and all debt securities of a principal amount in excess of $500,000 constituting Pledged Collateral now owned or hereafter acquired by such Grantor.

(b) In addition to the requirements of preceding clause (a), each Grantor will cause any Indebtedness for borrowed money owed to such Grantor by any Person of a principal amount which is in excess of $500,000 to be evidenced by a promissory note to be delivered to the Collateral Agent.

(c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request that are necessary to perfect a security interest in such Pledged Collateral and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request that are necessary to perfect a security interest in such Pledged Collateral.

To the extent that any of the Pledged Collateral are uncertificated securities registered in the name of any Grantor or its nominee or agent, such Grantor shall promptly upon the Collateral Agent’s request deliver to the Collateral Agent an irrevocable agreement of the issuer of such Pledged Collateral satisfactory to the Collateral Agent, acting reasonably, that the issuer will comply with instructions that are originated by the Collateral Agent without the further consent of such Grantor and following an Event of Default cause the issuer of the Pledged Collateral to register the Collateral Agent, or its agent or nominee, as the Collateral Agent may direct, as the registered owner of such Pledged Collateral.

Section 3.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Creditors, that:

(a) Schedule II correctly sets forth the percentage of the issued and outstanding shares (or units or other comparable measure) of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes all Pledged Stock and Pledged Debt;

(b) to the knowledge of such Grantor (unless such Pledged Stock and Pledged Debt has been issued by any of the Borrower’s direct or indirect Restricted Subsidiaries, in which case this representation and warranty shall not be qualified by knowledge), the Pledged Stock and Pledged Debt have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt, are legal, valid and binding obligations of the issuers thereof, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) except for transfers permitted under the Credit Agreement, will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Permitted Liens, and (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by (i) the Credit Documents, (ii) securities laws generally or (iii) customary provisions in joint venture agreements relating to purchase options, rights for first refusal, tag, drag, call or similar rights of a third party that owns Equity Interests in such joint venture, the Pledged Collateral is and will continue to be freely transferable and assignable, and, except as otherwise expressly permitted by the Credit Agreement, none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provision or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect); and

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when (x) any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement or (y) the filing of the Uniform Commercial Code financing statements with respect to the respective Grantor are made as described in Section 4.02(a), the Collateral Agent will obtain, for the benefit of the Secured Creditors, a legal, valid and perfected first-priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations to the extent such security interest may be perfected by possession or control or filing of a Uniform Commercial Code financing statement (as applicable).

Section 3.04. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Creditors, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent or, upon the occurrence of an Event of Default that is continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Each Grantor will promptly give to the Collateral Agent copies of any material notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. The Collateral Agent shall at all times upon the occurrence of an Event of Default that is continuing have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

Section 3.05. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors, in accordance with paragraph (d) below, that their rights under this Section 3.05 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms in this Agreement, the Credit

Agreement and the other Credit Documents, provided that, except as expressly permitted under the Credit Agreement, such rights and powers shall not be exercised in any manner that would reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Creditors under this Agreement or the Credit Agreement or any other Credit Document or the ability of the Collateral Agent (on behalf of the Secured Creditors) to exercise the same.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by the terms and conditions of the Credit Agreement, the other Credit Documents and applicable laws, provided that (x) any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the other Secured Creditors and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement as described in Section 3.03(c) or otherwise) and (y) any Article 9 Collateral so received shall be subject to the applicable provisions of Article IV hereof.

(b) Upon the occurrence of an Event of Default that is continuing, after the Collateral Agent shall have notified the Grantors in writing of the suspension of their rights under paragraph (a)(ii) of this Section 3.05, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive in accordance with paragraph (a)(ii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.05 shall be held in trust for the benefit of the Collateral Agent and the other Secured Creditors, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon written demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02.

(c) Upon the occurrence of an Event of Default that is continuing, after the Collateral Agent shall have notified in writing the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.05, all rights of any Grantor to exercise the voting and other consensual rights and powers it is entitled to exercise in accordance with paragraph (a)(i) of this Section 3.05 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and other consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following of an Event of Default that is continuing to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, the Grantors shall have the right to exercise the voting and consensual rights and powers that they would otherwise be entitled to exercise in accordance with the terms of paragraph (a)(i) above.

(d) Any notice given by the Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 3.05 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(ii) of this Section 3.05 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

Section 4.01. Security Interest. (a) As security for the payment or performance, as applicable, in full of the Obligations, each Grantor hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Creditors, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Goods;

(vi) all Equipment;

(vii) all General Intangibles including, without limitation, all Intellectual Property, Permits, Contracts and Contract Rights;

(viii) all Instruments;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Letter of Credit Rights;

(xii) the commercial tort claims specified on Schedule IV or otherwise specified by a Grantor to the Collateral Agent pursuant to Section 4.04(d);

(xiii) all books and records; and

(xiv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, supporting obligations and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, the Article 9 Collateral shall not include (i) any Equipment owned by any Grantor that is subject to a purchase money security interest (as defined in Section 9-103 of the New York UCC) or a Capitalized Lease Obligation to the extent the documents relating to such purchase money interest or Capitalized Lease Obligation would not permit such Equipment to be subject to the Security Interests created hereby, (ii) any lease, license, contract, property right or agreement (or any of its rights or interests thereunder) if and to the extent that the grant of the security interest shall, after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC (or any successor provision or provisions) or any other applicable law, constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or (B) a breach or termination pursuant to the terms of, or a default under, any such lease license, contract, property rights or agreement, (iii) any lease, license, contract, property rights or agreement to which any Grantor is a party, any of its rights or interests thereunder or any assets subject thereto to the extent that any applicable law prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC (or any successor provision or provisions) in any relevant jurisdiction or any other applicable law or principles of equity) and (iv) any of the outstanding capital stock of a Foreign Subsidiary in excess of 65% of the voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets” of such Grantor or such other description as the Collateral Agent may determine and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number, if any, issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing or covering Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations or amendments thereto.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Creditor to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

Section 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the other Secured Creditors that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral and has full power and authority to grant to the Collateral Agent, for the ratable benefit of the Secured Creditors, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms in this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) Attached on Part A of Schedule VII is, as of the Closing Date, (i) the exact legal name of each Grantor as such name appears in its respective certificate or document of formation, (ii) each other legal name such Grantor has had in the past five years, including the date of the relevant name change (if any), and (iii) each other name, including trade names and similar appellations, such Grantor or any of its divisions or other business units has used in connection with the conduct of its business or the ownership of its properties at any time during the past five years.

(c) Except as set forth on Part B of Schedule VII, as of the Closing Date, no Grantor has changed its identity or business structure in any way within the past five years. Changes in identity and business structure include mergers, acquisitions and consolidations, as well as any change in form, nature or jurisdiction of formation. If any such merger, acquisition or consolidation has occurred, Schedule VII Part B sets forth the information required by Section 4.02(b) and (c) as to each acquiree and each other constituent party to such merger, acquisition or consolidation.

(d) Attached as Part C of Schedule VII is, as of the Closing Date, the (i) type of organization of each Grantor, the location of each Grantor that is a registered organization, (ii) organizational identification number, if any, of such Grantor, (iii) address (including the county) of the chief executive office of such Grantor and (iv) the federal taxpayer identification number of each Grantor.

(e) Attached as Schedule VIII, as of the Initial Borrowing Date, is the name and address of any Person other than a Grantor that has possession of any Collateral in excess of $500,000.

(f) Attached as Schedule IV is, as of the Closing Date, a true and correct list of commercial tort claims in excess of $500,000 held by any Grantor, including a brief description thereof.

(g) The UCC financing statements or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent by the Grantors pursuant to this Agreement for filing in each governmental, municipal or other office specified in Schedule IX (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 7.12 of the Credit Agreement), are all the filings, recordings and registrations (other than (i) filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office, or any other similar state or foreign office in order to perfect the Security Interest in Article 9 Collateral consisting of Patents and Patent applications, Trademarks (and Trademarks for which registration applications are pending) and registered and applied-for Copyrights, (ii) registrations required to be made with regard to any Collateral which is the subject of any certificate of title or similar statute, (iii) filings or notices required to be made under any applicable Assignment of Claims Act (or similar statute) in respect of any Governmental Authority which is an Account Debtor and (iv) filings pertaining to the perfection of fixtures) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Creditors, in respect of all Collateral in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or with respect to any changed circumstances requiring an amendment to such filing under applicable law. Each Grantor represents and warrants that a fully executed agreement in the form attached hereto as Exhibit IV, V or VI, as the case may be, and containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents and Patent applications, United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered and applied-for Copyrights, in each case owned by any Grantor on the date hereof have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Creditors, in respect of all Article 9 Collateral consisting of United States Patents and Patent applications, United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered and applied-for Copyrights, in each case owned by any Grantor as of the date hereof, in which a security interest may be perfected by filing, recording or registration in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States Patents and Patent applications, United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered and applied-for Copyrights acquired or developed after the date hereof or with respect to any changed circumstances requiring an amendment to such filing under applicable law).

(h) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(f), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected by and upon the receipt and recording of a Grant of Security Interest in United States Trademarks (and Trademarks for which United Stated registration applications are pending), United States Patents and Patent applications and United States registered and applied-for Copyrights, in each case owned by any Grantor on the date hereof as the case may be, in the form (appropriately completed) attached hereto as Exhibits, IV, V and VI, respectively with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Liens.

(i) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (ii) any assignment intended as security in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment intended as security in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

Section 4.03. Covenants. (a) Each Grantor agrees promptly (but in no case more than 15 days) to notify the Collateral Agent in writing of any change (i) in its corporate name, (ii) in the location of its chief executive office or its principal place of business, (iii) in its identity or type of organization or corporate structure, (iv) in its Federal Taxpayer Identification Number or organizational identification number or (v) in its jurisdiction of organization. Each Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this Section 4.03(a). Each Grantor agrees not to effect or permit any change referred to in the second preceding sentence if the effect of such change is (x) such Grantor, if a registered organization, ceasing to constitute the same or (y) such Grantor changing its jurisdiction of organization or location from the United

States or a State thereof to a jurisdiction of organization or location, as the case may be, outside the United States or a State thereof. Each Grantor agrees promptly to notify the Collateral Agent if any portion of the Article 9 Collateral owned or held by such Grantor is damaged or destroyed which, individually or in the aggregate, would cause a Material Adverse Effect (excluding Article 9 Collateral consisting of Intellectual Property which is governed exclusively by Section 4.05).

(b) Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Collateral (other than (i) Collateral that is deemed by such Grantor to be immaterial to the conduct of its business and (ii) Article 9 Collateral consisting of Intellectual Property which is governed exclusively by Section 4.05) against all Persons claiming any interest adverse to the Collateral Agent or any other Secured Creditor (other than the holders of Permitted Liens) and to defend the security interests of the Collateral Agent in the Collateral and the priority thereof against any Lien (other than Permitted Liens). Nothing in this Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is (x) in the judgment of its board of directors, desirable in the conduct of its business and (y) permitted by the Credit Agreement.

(c) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to preserve, protect and perfect the security interests and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the security interests hereunder and the filing of any financing statements (including fixture filings) or other documents (including execution of agreements in the form of Exhibits IV, V and VI attached hereto and delivery to the Collateral Agent for filing such agreements with the United States Patent and Trademark Office or United States Copyright Office, as applicable, and any filings or notices required to be made under any applicable Assignment of Claims Act (or similar statute) in respect of any Governmental Authority which is an Account Debtor) in connection herewith or therewith. If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument issued to such Grantor (i) by the Borrower or any of its Subsidiaries or (ii) by any third Person, in either case, and the face amount of such promissory note or other instrument is in excess of $500,000, in each such case such note or instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

(d) At its option, the Collateral Agent may discharge past due Taxes, assessments, charges, fees or Liens at any time levied or placed on the Collateral and not permitted pursuant to Section 8.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization, provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Creditor to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens and maintenance as set forth in this Agreement or in the other Credit Documents.

(e) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person with a value in excess of $500,000 to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(f) Each Grantor shall remain liable to observe and perform all the conditions and material obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.

(g) None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as permitted by the Credit Agreement. Subject to the immediately following sentence, none of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except (i) as permitted by Sections 8.01, 8.02 or 8.05 of the Credit Agreement, (ii) for any such Collateral as may be in transit from time to time or out for repair or maintenance, (iii) for Collateral consisting of equipment in possession of persons affiliated with the Grantors or movable equipment that is temporarily removed by employees, in each case in the ordinary course of business, (iv) for Collateral consisting of Intellectual Property that such Grantor determines in its good faith business judgment to transfer, dispose of or discontinue the use or maintenance thereof would not result in a Material Adverse Effect and (v) otherwise for purchase or lease by such Grantor’s customers in the ordinary course of business. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory to be in the possession or control of any warehouseman, agent, bailee, or processor at any time unless (x) such Inventory is in transit at such time, (y) the aggregate fair value of the Inventory in the possession of or subject to the control of such Person is less than $500,000 or (z) such Person shall have been notified of the Security Interest and shall have acknowledged in writing, in form and substance reasonably satisfactory to the Collateral Agent, that such warehouseman, agent, bailee or processor holds the Inventory for the benefit of the Collateral Agent subject to the Security Interest and shall act upon the instructions of the Collateral Agent without further consent from the Grantor, and that such warehouseman, agent, bailee or processor further agrees to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

(h) None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than compromises, compoundings, settlements and collections made in the ordinary course of business or in accordance with the reasonable business judgment of such Grantor.

(i) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Section 7.03 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence of an Event of Default that is continuing, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required under the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole reasonable discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, out-of-pocket expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

Section 4.04. Other Actions. In order to insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in accordance with the terms hereof, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. Each Grantor represents and warrants that each Instrument and each item of Tangible Chattel Paper with a value in excess of $500,000 in existence on the date hereof has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any Grantor shall at any time hold or acquire any Instruments or Chattel Paper with a value in excess of $500,000, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as applicable, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction, of such transferable record; provided that no Grantor shall be required to take any action described above in this clause (b) unless the aggregate amount payable to the Grantors evidenced by Electronic Chattel Paper or any transferable record in which the Collateral Agent has not been vested control within the meaning of the statutes described above in this clause (b) exceeds $500,000. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as applicable, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

(c) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor in an amount in excess of $500,000, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use commercially reasonable efforts to either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(d) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a commercial tort claim in an amount reasonably estimated to exceed $500,000, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the ratable benefit of the Secured Creditors, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

Section 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent would become invalidated or dedicated to the public unless such invalidation or dedication to the public would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Grantor further agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient in its reasonable judgment to establish and preserve its material rights under applicable patent laws.

(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark owned by such Grantor and material to the conduct of such Grantors’ business (taken as a whole), (i) use commercially reasonable efforts to maintain such Trademark free from any claim of abandonment or invalidity for non-use, (ii) use commercially reasonable efforts to maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration (or, if such Trademark is unregistered, display such Trademark with notice as required for unregistered Trademarks) to the extent necessary and sufficient in its reasonable business judgment to establish and preserve its material rights under applicable trademark laws and (iv) not knowingly use or permit the use of such Trademark in any violation of any third party rights. The parties acknowledge that, notwithstanding the foregoing, such Grantor may elect to abandon or otherwise discontinue maintenance of any Trademark if (i) such Grantor determines in its good faith business judgment that such abandonment or discontinuance is desirable in the conduct of its business and (ii) such abandonment or discontinuance would not result in a Material Adverse Effect.

(c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of such Grantor’s business (taken as a whole), continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient in its reasonable business judgment to establish and preserve its material rights under applicable copyright laws.

(d) Each Grantor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright owned by such Grantor and material to the conduct of such Grantor’s business (taken as a whole) could reasonably be expected to become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding, other than ex parte office actions, in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same; provided, that the parties acknowledge that nothing in this Agreement prevents such Grantor from disposing of or discontinuing the use or maintenance of any of its Intellectual Property if (i) such Grantor determines in its good faith business judgment that such disposal or discontinuance is desirable in the conduct of its business and (ii) such disposition or discontinuance would not result in a Material Adverse Effect.

(e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application with respect to any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office or in any other country or any political subdivision thereof, unless it promptly thereafter informs the Collateral Agent and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings as are reasonably necessary for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until such time as when the Total Commitment has terminated and the Loans and Notes (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 7.03 and in the other provisions of the Credit Documents which are not then due and payable) incurred hereunder and under the other Credit Documents are paid in full.

(f) Each Grantor will take all commercially reasonably necessary steps that it may deem necessary or appropriate in its good faith business judgment in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any other

Intellectual Property office or agency in any political subdivision of the United States, to maintain each issued Patent and each registration of the Trademarks and Copyrights and pursue each registration or application, in each case, that is material to the conduct of the Grantors’ business (taken as a whole) for Patents, Trademarks and/or Copyrights owned by such Grantor (and to obtain the relevant grant or registration), including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if deemed necessary or appropriate in such Grantor’s good faith business judgment, to initiate opposition, interference and cancellation proceedings against third parties; provided, that nothing in this Agreement shall prevent such Grantor from not pursuing or maintaining such an application or registration if (i) such Grantor determines in its good faith business judgment that such discontinuance is desirable in the conduct of its business and (ii) such discontinuance will not result in a Material Adverse Effect.

(g) In the event that any Grantor knows that any Article 9 Collateral consisting of a Patent, Trademark or Copyright owned by such Grantor and material to the conduct of the Grantors’ business (taken as a whole) has been materially infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent such Grantor’s with good faith business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution (and take any actions required by applicable law prior to instituting such suit), and take such other actions it deems appropriate under the circumstances to protect such Article 9 Collateral. Nothing in this Agreement shall prevent any Grantor from discontinuing the use or maintenance of any Article 9 Collateral consisting of a Patent, Trademark or Copyright, or require any Grantor to pursue any claim of infringement, misappropriation or dilution, if (x) such Grantor so determines in its good faith business judgment or (y) it is not prohibited by the Credit Agreement.

(h) Upon of an Event of Default that is continuing, each Grantor shall, at the reasonable request of the Collateral Agent, use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

(i) Each Grantor shall, upon Collateral Agent’s reasonable request, register its material Licenses in such jurisdictions requiring such registration. If permitted in a relevant jurisdiction, a Grantor may execute a “short form” version of each such License as is necessary to effect the foregoing registration in such jurisdiction.

Section 4.06. Cash Management System and Securities Accounts.

(a) Deposit Accounts. As of the date hereof each Grantor has neither opened nor maintains any Deposit Accounts other than Excluded Accounts and the accounts listed on Schedule V. From and after the date occurring 60 days from the date hereof, or in the case of any Deposit Account which was an Excluded Account but ceases to constitute same, 30 days after such cessation, or in each case, such longer period as is acceptable to the Collateral Agent, each Grantor shall use commercially reasonable efforts to cause each of such Deposit Accounts to be subject to the terms of a fully executed Deposit Account Control Agreement. Each applicable Grantor will give prompt notice to the Collateral Agent upon establishing a new Deposit Account with a bank. Such Grantor shall use commercially reasonable efforts to, within 30 days after the establishment or maintenance of any Deposit Account referred to in the preceding sentence (or such longer period as is agreed by the Collateral Agent), such bank and such Grantor shall duly execute and deliver to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account or give any notice of sale or exclusive control over any Deposit Accounts except upon the occurrence of an Event of Default that is continuing. No Grantor shall grant Control of any Deposit Account to any person other than the Collateral Agent. The provisions of this Section 4.06 shall not apply to (1) any Deposit Accounts for which the Collateral Agent is the Bank, (2) any Deposit Accounts (and the cash and Cash Equivalents therein) specifically and exclusively used for (x) payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of any Grantor’s employees and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (y) all taxes required to be collected or withheld (including, without limitation, federal and state withholding taxes (including the employer’s share thereof), taxes owing to any governmental unit thereof, sales, use and excise taxes, customs duties, import duties and independent customs brokers’ charges), and other taxes for which any Grantor may become liable or (z) accounts used as collateral to satisfy potential obligations permitted by Section 8.01(l) of the Credit Agreement and (3) any Deposit Accounts which individually, or in the aggregate, do not have more than $50,000 on deposit therein for any period of more than five Business Days (each an “Excluded Account”).

(b) Securities Accounts. As of the date hereof each Grantor has no Securities Accounts other than those listed in Schedule VI or any accounts used as collateral to satisfy potential obligations permitted by Section 8.01(l) of the Credit Agreement. From and after the date occurring 60 days from the date hereof (or such longer period as is acceptable to the Collateral Agent), such Grantor shall make commercially reasonable efforts to give the Collateral Agent a perfected first priority security interest in such Securities Accounts by Control. Each applicable Grantor will give prompt notice to the Collateral Agent upon establishing a new Securities Account with any Securities Intermediary. Except with respect to accounts of the type described in clause (v) of the last paragraph of Section 4.01(a) or any accounts used as collateral to satisfy potential obligations permitted by Section 8.01(l) of the Credit Agreement, within 30 days after the establishment or maintenance of any Securities Account referred to in the preceding sentence (or such longer period as is agreed by the Collateral Agent), such Grantor shall use commercially reasonable efforts to cause such Securities Intermediary and such Grantor shall duly execute and deliver to the Collateral Agent a Control Agreement with respect to such Securities Account. Each Grantor shall (i) accept any uncertificated Investment Property (other than Excess Exempted Foreign Entity Voting Equity Interests) in trust for the benefit of the Collateral Agent and (ii) from and after the 60th day following the Closing Date (or, if the requirements set forth in the second sentence of Section 4.01(a) above have been satisfied prior to such date, such earlier date), deposit within five (5) Business Days of actual receipt thereof any and all cash and Investment Property (other than (x) cash deposited into a Deposit Account of the type described in clause (2) or (3) of the penultimate sentence of Section 4.06(a), (y) any Investment Property pledged and delivered to the Collateral Agent pursuant to Section 3.02 and (z) any Excess Exempted Foreign Entity Voting Equity Interest) received by it into a Deposit Account or Securities Account subject to Collateral Agent’s Control. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities or Securities Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur. No Grantor shall grant control over any Investment Property to any Person other than the Collateral Agent.

Section 4.07. Certain Uncertificated Securities. In the event that any of the Pledged Collateral consists of limited liability company interests or partnership interests that are uncertificated securities for the purposes of the UCC, then the respective Grantor that owns such Pledged Collateral shall cause (or, in the case of any issuer which is not a Subsidiary of such Grantor, use commercially reasonable efforts to cause) the issuer thereof to duly authorize, execute and deliver to the Collateral Agent an agreement for the benefit of the Collateral Agent and the other Secured Creditors substantially in the form of Exhibit VII hereto.

ARTICLE V

Remedies

Section 5.01. Remedies upon Default. Upon the occurrence of an Event of Default that is continuing, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, for the ratable benefit of the Secured Creditors, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine in its sole and absolute discretion. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent and the other Secured Creditors shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Creditor may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Creditor from any Grantor as a credit against the purchase price, and such Secured Creditor may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 5.02. Application of Proceeds. (a) The Collateral Agent shall apply the proceeds of any collection or sale of Collateral pursuant to this Article V, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by, and all indemnity and fee obligations owed to, the Collateral Agent and the Administrative Agent in connection with such collection or sale or otherwise in connection with, or pursuant to, this Agreement, any other Credit Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

SECOND, to the extent proceeds remain after the application pursuant to the preceding clause FIRST, an amount equal to the outstanding Primary Obligations (as hereinafter defined) shall be paid to the Secured Creditors as provided in Section 5.02(d) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share (as hereafter defined) of the amount remaining to be distributed;

THIRD, to the extent proceeds remain after the application pursuant to the preceding clauses FIRST and SECOND, inclusive, an amount equal to the outstanding Secondary Obligations (as hereinafter defined) shall be paid to the Secured Creditors as provided in Section 5.02(d) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

FOURTH, to the extent proceeds remain after the application pursuant to the preceding clauses FIRST through THIRD, inclusive, and following the termination of the security interests created pursuant to this Agreement in accordance with the express provisions of Section 7.13(a) hereof, to the relevant GRANTOR or to whomever may be lawfully entitled to receive such surplus.

(b) For purposes of this Agreement, (x) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) “Primary Obligations” shall mean (i) in the case of the Credit Document Obligations, all principal of, premium, fees and interest on, all Loans and all regularly accruing fees payable under the Credit Agreement and (ii) in the case of the Obligations under or with respect to Interest Rate Protection Agreements and the Other Hedging Agreements, all amounts due under each Interest Rate Protection Agreement or Other Hedging Agreement to a Secured Creditor (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities) and (z) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.

(c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 5.02 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations.

(d) All payments required to be made hereunder shall be made (x) if to the Lenders, to the Administrative Agent for the account of the Lenders and (y) if to any Secured Creditor in respect of an Interest Rate Protection Agreement or Other Hedging Agreement, to the trustee, paying agent or other similar representative (each, a “Representative”) for such Secured Creditor or, in the absence of such a Representative, directly to the relevant Secured Creditor.

(e) For purposes of applying payments received in accordance with this Section 5.02, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent and (ii) the Representative or, in the absence of such a Representative, upon the respective Secured Creditors for a determination (which the Administrative Agent, each Representative and the respective Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Lenders or the other Secured Creditors, as the case may be. Unless it has received written notice from a Lender or another Secured Creditor to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has written notice from a Secured Creditor to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Agreements secured hereunder are in existence.

(f) It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

The Collateral Agent shall have sole and absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with Article V of this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

Section 5.03. Grant of License To Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to (in the Collateral Agent’s sole discretion) a designee of the Collateral Agent or the Collateral Agent an irrevocable (except as otherwise provided herein), nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense (in each case to the extent of such Grantor’s rights therein and to the extent permitted by then-existing license or other agreements relating thereto) any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided that such license shall be revocable after such time as when the Total Commitment has terminated and the Loans and Notes (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 7.03 and the other provisions of the Credit Documents which are not then due and payable) incurred hereunder and thereunder, are paid in full. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, only upon the occurrence of an Event of Default that is continuing, provided that any license, sublicense or other transaction entered into in good faith by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

Section 5.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Stock, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Stock permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Stock, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Stock could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Stock under applicable “Blue Sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Stock, limit the purchasers to those who will agree, among other things, to acquire such Pledged Stock for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Stock or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Stock at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.

ARTICLE VI

Indemnity, Subrogation and Subordination

Section 6.01. Indemnity and Subrogation. In addition to all rights of indemnity and subrogation as the Guarantors may have under applicable law (but in each case subject to Section 6.03), the Borrower agrees that (a) in the event a payment of any Obligation shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part any Obligation owed to any Secured Creditor, the Borrower shall indemnify such Grantor in an amount equal to the fair value of the assets so sold.

Section 6.02. Contribution and Subrogation. Each Guarantor and Grantor other than the Borrower (each a “Contributing Party”) agrees (subject to Section 6.03) that to the extent that a Guarantor shall have paid more than its proportionate share (based, to the maximum extent permitted by law, on the respective Adjusted Net Worths of the Guarantors on the date the respective payment is made) of any payment made hereunder (whether as Guarantor and/or Grantor hereunder, with proceeds of the Collateral of any Grantor applied hereunder deemed for this purpose to be payments made by it), such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 6.03. Notwithstanding anything to the contrary contained above, any Guarantor that is released from this Agreement (and its guarantees contained herein) in accordance with the express provisions of Section 7.13(b) shall thereafter have no contribution obligations, or rights, pursuant to this Section 6.02, and at the time of any such release, the contribution rights and obligations of the remaining Guarantors shall be recalculated on the respective date of release (as otherwise provided herein) based on the payments made hereunder by the remaining Guarantors. The provisions of this Section 6.02 shall in no respect limit the obligations and liabilities of any Guarantor or Grantor to the Collateral Agent and the other Secured Creditors, and each Guarantor shall remain liable to the Collateral Agent and the other Secured Creditors for the full amount guaranteed by such Guarantor hereunder.

Section 6.03. Subordination. Notwithstanding any provision in this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations, and no Credit Party shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Creditor against the Borrower or any other Credit Party or any collateral security or guaranty or right of offset held by the Collateral Agent or any other Secured Creditor for the payment of any of the Obligations, nor shall any Credit Party seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Credit Party in respect of payments made by such Credit Party hereunder (or paid with proceeds of collateral of such Credit Party hereunder), whether contractual, under Section 509 of the Bankruptcy Code or otherwise, until all amounts owing to the Collateral Agent and the other Secured Creditors on account of the Obligations are paid in full in cash and the Total Commitment has been terminated. If any amount shall be paid to any Credit Party on account of such contribution or subrogation rights at any time when all of the Obligations shall not have been paid in full in cash or any of the Commitments shall remain in effect, such amount shall be held by such Credit Party in trust for the Collateral Agent and the other Secured Creditors, segregated from other funds of such Credit Party, and shall, forthwith upon receipt by such Credit Party, be turned over to the Collateral Agent in the exact form received by such Credit Party (duly indorsed by such Credit Party to the Collateral Agent, if required), to be held as collateral security for all of the Obligations (whether matured or unmatured) of, or guaranteed by, such Credit Party and/or then or at any time thereafter may be applied against any Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

ARTICLE VII

Miscellaneous

Section 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted in this Agreement) be in writing and given as provided in Section 11.03 of the Credit Agreement, provided that any communication or notice hereunder from the Collateral Agent to any Credit Party upon the occurrence of an Event of Default that is continuing may be given by telephone if promptly confirmed in writing. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower as provided in Section 11.03 of the Credit Agreement.

Section 7.02. Waivers; Amendment. (a) No failure or delay by any Secured Creditor in exercising any right or power hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Creditors hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision in this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall have been effected in accordance with paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Secured Creditor may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Credit Party or Credit Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 11.12 of the Credit Agreement.

Section 7.03. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder as provided in Section 11.01 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Credit Documents, each Grantor and each Guarantor jointly and severally agrees to indemnify the Collateral Agent, each other Secured Creditor and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 7.03 referred to individually as “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related out-of-pocket expenses, including the fees, charges and disbursements of any external counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing agreements or instruments contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities and related out-of-pocket expenses have resulted from the Indemnitee’s (or such affiliate’s) bad faith, gross negligence, willful misconduct or breach of its obligations under this Agreement (in each case, as determined by a court of competent jurisdiction in a final and non-appealable decision).

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Credit Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Creditor. All amounts due under this Section 7.03 shall be payable within 15 days after written demand therefor.

Section 7.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor, Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns and shall inure to the benefit of the other Secured Creditors and their respective successors and assigns.

Section 7.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Credit Parties in the Credit Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Credit Documents and the making of any Loans, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Credit Document is outstanding and unpaid and so long as the Commitments have not expired or terminated.

Section 7.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. Delivery of an

executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of any original executed counterpart hereof. This Agreement shall become effective as to any Credit Party when a counterpart hereof executed on behalf of such Credit Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Credit Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Credit Party, the Administrative Agent, the Collateral Agent and the other Secured Creditors and their respective successors and assigns, except that no Credit Party shall have the right to assign or transfer its rights or obligations hereunder or any interest in this Agreement or in the Collateral (and any such assignment or transfer shall be void) except as contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Credit Party and may be amended, modified, supplemented, waived or released with respect to any Credit Party without the approval of any other Credit Party and without affecting the obligations of any other Credit Party hereunder.

Section 7.07. Severability. Any provision in this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.08. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held (other than Deposit Accounts excluded from the Collateral pursuant to the last paragraph of Section 4.01(a)) and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Credit Party against any of and all the obligations of such Credit Party now or hereafter existing under this Agreement owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The applicable Lender shall notify the Borrower, the Collateral Agent and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 7.08. The rights of each Lender under this Section 7.08 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

Section 7.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Credit Document shall affect any right that the Collateral Agent, any Lender or any Credit Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (b) of this Section 7.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Credit Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11. Headings. Article and Section headings and the Table of Contents used in this Agreement are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.12. Liabilities of Guarantors and Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor and Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of, or rescission or irregularity of, the Credit Agreement, any other Credit Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Credit Document or any other agreement or instrument, in each case, in accordance with their respective terms, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guaranty, securing or guaranteeing all or any of the Obligations, (d) any direction as to application of payment by the Borrower, or any other party, (e) any other continuing or other guaranty, undertaking or maximum liability of a Grantor or Guarantor or of any other party as to the Obligations, (f) any payment on or in reduction of any such other guaranty or undertaking, (g) any dissolution, termination or increase, decrease or change in personnel by the borrower, (h) the failure of the Grantor or Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Agreement, (f) any payment made to any secured creditor on the Obligations which such secured creditor repays to the borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (g) any action or inaction by the secured creditors as contemplated in Section 2.02 or (h) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Guarantor in respect of the Obligations or this Agreement (other than a release of any Grantor or Guarantor in accordance with Section 7.13).

Section 7.13. Termination or Release. (a) The Security Interest and all other security interests granted hereby shall be automatically released when all the Credit Document Obligations (other than inchoate indemnity obligations) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement.

(b) A Subsidiary of the Borrower which was a Credit Party immediately prior to the consummation of any transaction permitted by the Credit Agreement as a result of which such Person ceases to be a Credit Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Person shall be automatically released upon the consummation of such transaction.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to a Person other than the Borrower or a Subsidiary thereof, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 11.12 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 7.13, the Collateral Agent shall execute and deliver to any Person, at such Person’s expense, all documents that such Person shall reasonably request to evidence such termination or release of its obligations or the security interests in its Collateral. Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to or warranty by the Collateral Agent.

Section 7.14. Additional Subsidiaries. Pursuant to Section 8.14 of the Credit Agreement, each Domestic Subsidiary of a Credit Party that was not in existence or not a Subsidiary on the date of the Credit Agreement, is required to enter in this Agreement as a Subsidiary Credit Party upon becoming such a Domestic Subsidiary. Upon execution and delivery by the Collateral Agent and such Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Credit Party hereunder with the same force and effect as if originally named as a Subsidiary Credit Party in this Agreement. The execution and delivery of any such instrument shall not require the consent of any other Credit Party hereunder. The rights and obligations of each Credit Party hereunder shall remain in full force and effect notwithstanding the addition of any new Credit Party as a party to this Agreement.

Section 7.15. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof upon the occurrence of of an Event of Default that is continuing, which appointment is irrevocable (until the Total Commitment has terminated and the Loans and Notes (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 7.03 and the other provisions of the Credit Documents which are not then due and payable) incurred hereunder and thereunder, are paid in full) and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence of an Event of Default that is continuing, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes, provided that nothing in this Agreement contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Creditors shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them in this Agreement, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

Section 7.16. Further Assurances. Notwithstanding anything to the contrary herein, the parties hereto agree to comply with the requirements set forth in Section 7.12 of the Credit Agreement.

Section 7.17. Collateral Agent. The Collateral Agent shall act in accordance with the provisions of Section 10 of the Credit Agreement, the provisions of which shall be deemed incorporated by reference herein as fully as if set forth in their entirety herein. Each Secured Creditor, by accepting the benefits of this Agreement, agrees to the provisions of Section 11 of the Credit Agreement, including as same apply to the actions of the Collateral Agent hereunder.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HUGHES TELEMATICS, INC.

By:	/s/ Craig Kaufmann
Name:	Craig Kaufmann
Title:	VP Finance and Treasurer

NETWORKCAR, INC.

By:	/s/ Craig Kaufmann
Name:	Craig Kaufmann
Title:	Treasurer

HTI IP, LLC

By:	/s/ Craig Kaufmann
Name:	Craig Kaufmann
Title:	Treasurer

MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent

By:	/s/ Andrew W. Earls
Name:	Andrew Earls
Title:	Managing Director

SCHEDULE I

GUARANTY AND COLLATERAL AGREEMENT

GUARANTORS

Networkcar, Inc., a Delaware corporation

HTI IP, LLC, a Delaware limited liability company

SCHEDULE II

GUARANTY AND COLLATERAL AGREEMENT

PLEDGED STOCK; PLEDGED DEBT

SCHEDULE III

GUARANTY AND COLLATERAL AGREEMENT

INTELLECTUAL PROPERTY

SCHEDULE IV

GUARANTY AND COLLATERAL AGREEMENT

COMMERCIAL TORT CLAIMS

SCHEDULE V

GUARANTY AND COLLATERAL AGREEMENT

DEPOSIT ACCOUNTS

SCHEDULE VI

GUARANTY AND COLLATERAL AGREEMENT

SECURITIES ACCOUNTS

SCHEDULE VII

GUARANTY AND COLLATERAL AGREEMENT

SCHEDULE OF LEGAL NAMES, ETC.

SCHEDULE VIII

GUARANTY AND COLLATERAL AGREEMENT

PERSONS HOLDING COLLATERAL, LOCATIONS OF COLLATERAL

SCHEDULE IX

GUARANTY AND COLLATERAL AGREEMENT

FILING OFFICES